Exhibit 99.77(q)(1)

ITEM 77Q1 – Exhibits

(a)(1)	Articles of Amendment regarding dissolving of Class B shares of Voya Corporate Leaders 100 Fund, Voya Global Multi-Asset Fund, Voya Global Target Payment Fund, Voya Government Money Market Fund, Voya Mid Cap Research Enhanced Index Fund, and Voya Small Company Fund dated May 8, 2017 – Filed as an Exhibit to Post-Effective Amendment No. 217 to the Registrant’s Registration Statement on Form N-1A filed on November 15, 2017 and incorporated herein by reference.

(a)(2)	Articles Supplementary regarding designation and classification of Class R6 shares of Voya Global Multi-Asset Fund dated August 2, 2017 – Filed as an Exhibit to Post-Effective Amendment No. 215 of the Registrant’s Form N-1A Registration Statement on September 26, 2017 and incorporated herein by reference.

(d)(1)	Waiver Letter dated October 1, 2017 to the Amended and Restated Investment Management Agreement dated November 18, 2014 as amended and restated May 1, 2015 between Voya Investments, LLC and Voya Series Fund, Inc. (with respect to Voya Small Company Fund) for the period from October 1, 2017 through October 1, 2018 – Filed as an Exhibit to Post-Effective Amendment No. 215 of the Registrant’s Form N-1A Registration Statement on September 26, 2017 and incorporated herein by reference.

(d)(2)	Amended Schedule A dated November 16, 2017 to the Amended and Restated Investment Management Agreement dated November 18, 2014, as amended and restated May 1, 2015 between Voya Investments, LLC and Voya Series Fund, Inc. – Filed herein.

(d)(3)	Second Amendment dated January 12, 2017 to the Sub-Advisory Agreement between Voya Investments, LLC and Voya Investment Management Co. LLC effective November 18, 2014 – Filed as an Exhibit to Post-Effective Amendment No. 212 to the Registrant’s Form N-1A Registration Statement on July 27, 2017 and incorporated herein by reference.

(d)(4)	Amended Schedule A dated November 16, 2017 to the Sub-Advisory Agreement dated November 18, 2014, between Voya Investments, LLC and Voya Investment Management Co. LLC (updated for contract renewal) – Filed herein.